Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Investment Series:

We consent to the use of our report, incorporated herein by reference, dated December 27, 2006, for Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio (formerly Smith Barney Premier Selections All Cap Growth Portfolio), Legg Mason Partners Variable Dividend Strategy Portfolio (formerly Smith Barney Dividend Strategy Portfolio), Legg Mason Partners Variable Growth and Income Portfolio (formerly Smith Barney Growth and Income Portfolio) and Legg Mason Partners Variable Government Portfolio (formerly SB Government Portfolio), each a series of Legg Mason Partners Investment Series (formerly Smith Barney Investment Series), as of October 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 26, 2007